EXHIBIT 99.1
                                                                    ------------


                              M & F WORLDWIDE CORP.
           ANNOUNCES PURCHASE OF CLARKE AMERICAN, STRATEGIC PARTNER TO
                             FINANCIAL INSTITUTIONS

NEW YORK, NY -- October 31, 2005 -- M & F Worldwide Corp. (NYSE: MFW) today announced that it has entered into a stock purchase agreement with Honeywell (NYSE: HON) to acquire Novar USA Inc., the parent company of the businesses operated by Clarke American and related companies, including Checks in the Mail, B2Direct, and Alcott Routon. Clarke American is a strategic partner to over 3,200 financial institutions and offers them a wide array of comprehensive marketing services and products. Clarke American provides check-related products and extensive servicing to financial institution customers, and also offers to its financial institution partners the ability to assist their customers in a variety of bank-related transactions. With Alcott Routon, Clarke American provides direct marketing programs based on analytics and predictive modeling to help financial institutions target customers. Checks in the Mail supplies checks and other financial documents directly to over 3.5 million consumers, and B2Direct offers customized business kits and treasury management services to businesses.

Under the terms of the stock purchase agreement, M & F Worldwide will acquire all of the stock of Novar USA Inc. for $800 million in cash at the closing of the acquisition. M & F Worldwide expects to finance the acquisition with a combination of cash-on-hand and new borrowings. The acquisition, which is subject to certain customary conditions, is targeted to close prior to the end of 2005. Clarke American senior executives have signed multi-year employment agreements which will take effect at the closing.

The acquisition, when completed, is expected to be accretive to M & F Worldwide's earnings. Clarke American businesses generated over $600 million in revenues in 2004. Commenting on the announcement, Chairman and CEO of M & F Worldwide Howard Gittis stated, "We are very excited about the future of the Clarke American business, its proven leadership team and their ability to enhance Clarke American's existing marketing and service offerings with financial and other institutions. M & F Worldwide's management looks forward to the opportunity to capitalize on its own experience in the financial services industry in expanding Clarke American's partnerships with financial institutions."

M & F Worldwide Corp. is a holding company that, through its wholly owned subsidiary, Mafco Worldwide Corporation, produces licorice extracts and a variety of natural botanical products.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. M & F Worldwide's actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in M & F Worldwide's Securities and Exchange Commission filings and others, the following factors could cause M & F Worldwide's actual results to differ materially from those expressed in any forward-looking statements made by M & F
Worldwide: (a) economic, climatic or political conditions in countries in which M & F Worldwide sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice products are used; (c) additional governmental regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice products are used; (d) the failure of third parties to make full and timely payment to M & F Worldwide for environmental, asbestos, tax and other matters for which M & F Worldwide is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against M & F Worldwide;
(f) lower than expected cash flow from operations; (g) significant increases in interest rates; (h) unfavorable foreign currency fluctuations; and (i) the inability to consummate the acquisition described above, and the related financings, on terms favorable to M & F Worldwide or at all. M & F Worldwide assumes no responsibility to update the forward-looking statements contained in this release.

                                      -end-

CONTACTS:

For M & F Worldwide:                         For Clarke American:


Christine Taylor                             Debbie Talley
212-572-5988                                 210-697-1228
ctaylor@mafgrp.com                           Debbie_Talley@clarkeamerican.com